Exhibit 10.18

Execution Version

AMENDMENT NO. 4

TO THE

TERM LOAN CREDIT AGREEMENT

AMENDMENT NO. 4, dated as of January 14, 2020 (this “Amendment”) to the Term Loan Credit Agreement, dated as of November 30, 2016 (as amended by Amendment No. 1, dated as of March 17, 2017 (“Amendment No. 1”), Amendment No. 2, dated as of November 1, 2017 (“Amendment No. 2”), Incremental Amendment No. 1, dated as of December 22, 2017 (“Incremental Amendment No. 1”), Amendment No. 3, dated as of September 28, 2018 (“Amendment No. 3”), and as further amended, supplemented or restated prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among Vertiv Intermediate Holding II Corporation (formerly named Cortes NP Intermediate Holding II Corporation) (“Holdings”), Vertiv Group Corporation (formerly named Cortes NP Acquisition Corporation) (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent (the “Administrative Agent”) and the other persons party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 13.12 of the Credit Agreement and except as otherwise expressly set forth therein, the Credit Agreement or any other Credit Document may be amended in a writing signed by the Credit Parties party thereto, the Administrative Agent and the Required Lenders;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, Holdings and the Borrower have requested to amend the Credit Agreement with the consent of the Required Lenders in order to, among other things, amend the definition of “Initial Public Offering” to permit the consummation of the Transactions (as defined in that certain Agreement and Plan of Merger, dated as of December 10, 2019 (the “Crew Acquisition Agreement”), by and among GS Acquisition Holdings Corp, Crew Merger Sub I LLC, Crew Merger Sub II LLC, Vertiv Holdings, LLC and VPE Holdings, LLC) (the “Crew Transactions”);

WHEREAS, this Amendment will become effective on the Amendment No. 4 Effective Date (as defined below) on the terms and subject to the conditions set forth herein; and

WHEREAS, JPMorgan Chase Bank, N.A. has been appointed and will act as the sole lead arranger for this Amendment (in such capacity, the “Arranger”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments. On the Amendment No. 4 Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended to add the following definitions thereto in the correct alphabetical order:

(i) ““Amendment No. 4” shall mean that certain Amendment No. 4 to the Term Loan Credit Agreement, dated as of January 14, 2020, by and among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.”

(ii) ““Amendment No. 4 Effective Date” shall have the meaning provided in Amendment No. 4.”

(iii)““Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.”

(iv)““Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.”

(v)““Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”

(vi) ““BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).”

(vii)““Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).”

(viii) ““Covered Party” shall have the meaning provided in Section 13.25.”

(ix) ““Crew Transactions” shall have the meaning provided in Amendment No. 4.”

(x)““Crew Transactions Closing Date” shall mean the date of consummation of the Mergers (as defined in the Crew Acquisition Agreement (as defined in Amendment No. 4)) pursuant to the Crew Acquisition Agreement.”

(xi)““Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.”

(xii)““PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”

(xiii)““QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

(xiv)““QFC Credit Support” shall have the meaning provided in Section 13.25.”

(xv)““Supported QFC” shall have the meaning provided in Section 13.25.”

(xvi)““U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.25.”

(b) Section 1.01 of the Credit Agreement shall be amended to amend and restate clause (c) of the definition of “Change of Control” in full as follows:

“(c) a “change of control” (or similar event) shall occur under (I) the ABL Credit Agreement, (II) the Senior Notes Indenture and (III) the definitive agreements pursuant to which any Refinancing Notes or Indebtedness permitted under Section 10.04(xxvii) or (xxix) was issued or incurred, in each case of this subclause (III) with an aggregate outstanding principal amount in respect of such series of Refinancing Notes or other Indebtedness in excess of the Threshold Amount, except in each case of this clause (c), to the extent (if any) arising in connection with the Crew Transactions; or”

(c) Section 1.01 of the Credit Agreement shall be amended to replace “Amendment No. 2” with “Amendment No. 2, Incremental Amendment No. 1 (as defined in Amendment No. 4), Amendment No. 3 (as defined in Amendment No. 4) and Amendment No. 4” in the definition of “Credit Documents”.

(d) Section 1.01 of the Credit Agreement shall be amended to amend and restate the definition of “Initial Public Offering” in full as follows:

““Initial Public Offering” shall mean (a) the issuance by any Parent Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 or S-4) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, as amended or (b) the acquisition, purchase, merger or combination of the Borrower or any Parent Company, by or with, a publicly traded special acquisition company or targeted acquisition company or any entity similar to the foregoing or any subsidiary thereof that results in the Equity Interests of the Borrower or any Parent Company (or its successor by merger or combination) being traded on, or such Parent Company being wholly-owned by another entity whose equity is traded on, a national securities exchange.”

(e) Section 1.01 of the Credit Agreement shall be amended to amend and restate the definition of “Relevant Public Company” in full as follows:

““Relevant Public Company” shall mean, at any time on and after an Initial Public Offering, the Parent Company whose equity is traded on a national securities exchange.”

(f) The following section shall be added as a new Section 1.04 to the Credit Agreement:

“Section 1.04. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(g) Section 5.01(a) of the Credit Agreement shall be amended to add “(or, in the case of any such repayment in connection with the Crew Transactions on or about the Crew Transactions Closing Date, one Business Day)” immediately after the words “three Business Days” appearing therein.

(h) Section 8.07 of the Credit Agreement shall be amended to (i) add a new clause “(a)” beginning immediately prior to “All written information” and (ii) add the following as a new clause “(b)” at the end of such section:

“As of the Amendment No. 4 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 4 Effective Date to any Lender pursuant to Amendment No. 4 is true and correct in all respects.”

(i) Section 9.01(c) of the Credit Agreement shall be amended to replace the reference to “Section 9.01(a)” in clause (2) of the proviso therein with a reference to “Section 9.01(b)”.

(j) Section 9.01(e) of the Credit Agreement shall be amended to (i) delete the “and” immediately prior to clause (ii) therein, and (ii) add the following as a new clause (iii) immediately prior to the period at the end of such Section 9.01(e):

“, and (iii) certify that there have been no changes to the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification, in each case since the Amendment No. 4 Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), solely to the extent (i) such changes would result in a change to the list of beneficial owners identified in any such certification and (ii) the Beneficial Ownership Regulation is applicable to the Credit Parties specified in the Beneficial Ownership Certification delivered to any Lender)”

(k) Section 9.01(l) of the Credit Agreement shall be amended to amend and restate such subsection in full as follows:

“From time to time, (x) such other information or documents (financial or otherwise) with respect to the Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender necessary for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Notwithstanding the foregoing, neither the Borrower nor any of its Restricted Subsidiaries will be required to provide any information pursuant to this Section 9.01(l) to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that the Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, the Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege).”

(l) Section 9.03(b) of the Credit Agreement shall be amended to replace “the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto)” with “Flood Insurance Laws”.

(m) Section 9.03(c) of the Credit Agreement shall be amended to insert “, mortgagee” immediately after “loss payee” in clause (i) thereof.

(n) Section 9.12(e) of the Credit Agreement shall be amended to amend and restate the parenthetical set forth therein as follows: “(or (x) with respect to any required Mortgages, such later date on which the Borrower has received confirmation from the Administrative Agent that (A) flood insurance due diligence has been completed in a manner reasonably satisfactory to the Administrative Agent and all Lenders (including, for the avoidance of doubt, delivery by the Borrower to the Administrative Agent of a completed “Life-of-Loan” FEMA standard flood hazard determination and, if such applicable Real Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any Credit Party relating thereto) and (B) it is reasonably satisfied that flood insurance complies with Section 9.03 hereto and (y) in each case, such longer period as the Administrative Agent shall otherwise agree, including with respect to any Real Property acquired after the Closing Date that the Borrower has notified the Administrative Agent that it intends to dispose of pursuant to a disposition permitted by Section 10.02)”.

(o) The following section shall be added as a new Section 12.14 to the Credit Agreement:

“Section 12.14. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3 101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the applicable requirements of such exemption are satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).”

(p)	The following section shall be added a new Section 13.25 to the Credit Agreement:

“Section 13.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for interest rate protection agreements or other hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the

Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

Section 2. Representations and Warranties; No Default. By its execution of this Amendment, each Credit Party party hereto hereby represents and warrants, as of the date hereof, that:

(a) Each Credit Party that is party hereto has the corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Amendment (and by extension the Amended Credit Agreement) and has taken all necessary corporate, partnership, limited liability company or unlimited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Amendment by each Credit Party that is a party hereto. Each Credit Party that is a party hereto has duly executed and delivered this Amendment, and this Amendment constitutes a legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b) Neither the execution, delivery or performance by any Credit Party party hereto of this Amendment, nor compliance by it with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except for Permitted Liens) upon any of the property or assets of any Credit Party party hereto pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party party hereto is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of the preceding clauses (i) and (ii), in the case of any contravention, breach, default, creation, imposition and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party party hereto;

(c) Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Amendment No. 4 Effective Date and which remain in full force and effect on the Amendment No. 4 Effective Date and (y) filings or registrations which are necessary to perfect, or required under applicable law with respect to, the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party party hereto to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party party hereto in connection with, the execution, delivery and performance of this Amendment; and

(d) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the first date (the “Amendment No. 4 Effective Date”) on which each of the following conditions have been satisfied or waived:

(a) Execution and Delivery of this Amendment. Holdings, the Borrower, the Administrative Agent and the Lenders collectively constituting the Required Lenders shall have executed and delivered a counterpart of this Amendment (by electronic transmission or otherwise) to the Administrative Agent.

(b) Consent Fee. The Administrative Agent shall have received, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to noon New York City time on January 10, 2020, a non-refundable consent fee in an amount equal to 0.05% of the aggregate amount of such consenting Lender’s Term B Loans outstanding immediately prior to the Amendment No. 4 Effective Date.

(c) Representations and Warranties. Each of the representations and warranties made by any Credit Party party hereto as set forth in Section 2 of this Amendment, Section 8 of the Credit Agreement, or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set in any such representation or warranty).

(d) Fees and Expenses. The Borrower shall have paid to the Administrative Agent or Arranger, as applicable, all costs, fees and expenses of the Administrative Agent and the Arranger (including, without limitation, legal fees and expenses) to the extent invoiced at least three Business Days prior to the date of this Amendment (it being understood and agreed that if any such invoice is not received at least three Business Days prior to the date of this Amendment, such costs and expenses shall be reimbursed after the Amendment No. 4 Effective Date in accordance with Section 13.01 of the Credit Agreement) and any other compensation payable to the Administrative Agent or the Arranger on the date of this Amendment that has been separately agreed and is payable in respect of the Crew Transactions or this Amendment to the extent then due.

(e) ABL Credit Agreement Amendment. The Administrative Agent shall have received a duly executed and delivered amendment to the ABL Credit Agreement permitting the consummation of the Crew Transactions thereunder, which amendment shall become effective prior to or substantially concurrently with the occurrence of the Amendment No. 4 Effective Date.

Section 4. Acknowledgments and Confirmations; Liens Unimpaired.

(a) Each Credit Party party hereto hereby expressly acknowledges the terms of this Amendment (and, for the avoidance of doubt, ratifies the terms of Amendment No. 1, Amendment No. 2, Incremental Amendment No. 1 and Amendment No. 3) and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Credit Document to which it is a party (and each joinder to which it is a party to any Credit Documents), including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) subject to any limitations set forth in the Guaranty Agreement, its guarantee of the Obligations, and (iii) its prior grant of Liens on the Collateral to secure the Obligations owed or otherwise guaranteed by it pursuant to the Security Documents with all such Liens continuing in full force and effect after giving effect to this Amendment.

(b) After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority applicable to such Liens immediately prior to giving effect to this Amendment to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii) requires that any new filings required to be made under any Credit Document be made or other action required to be taken under any Credit Document be taken to perfect or to maintain the perfection of such Liens.

Section 5. Counterparts; Entire Agreement; Amendment, Modification and Waiver.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(b) This Agreement, the Credit Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

(c) After the effectiveness hereof, this Amendment may not be amended, modified or waived except in accordance with Section 13.12 of the Amended Credit Agreement.

Section 6. Applicable Law; Waiver of Jury Trial, Etc..

THE PROVISIONS OF SECTION 13.08 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.

Section 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Amendment. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Credit Agreement or any other Credit Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document or be construed as a novation thereof, or serve to effect a novation of the obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain and continue in full force and effect. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Credit Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Amendment No. 4 Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

VERTIV INTERMEDIATE HOLDING II CORPORATION, as Holdings

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

VERTIV GROUP CORPORATION, as Borrower

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President and Treasurer

[Signature Page to Vertiv Group Corporation Amendment No. 4]

ENERGY LABS, INC.
DESARROLLADORA LINA, LLC
CHARLOTTE PROPERTIES LLC
ELECTRICAL RELIABILITY SERVICES, INC.
HIGH VOLTAGE MAINTENANCE CORPORATION
LIEBERT FIELD SERVICES, INC.
VERTIV CORPORATION
VERTIV IT SYSTEMS, INC., as a Subsidiary Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President and Treasurer

[Signature Page to Vertiv Group Corporation Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Gene R. Riego de Dios
Name: Gene R. Riego de Dios
Title: Executive Director

[LENDER CONSENTS ON FILE WITH THE ADMINISTRATIVE AGENT]

[Signature Page to Vertiv Group Corporation Amendment No. 4]